Exhibit 99.1

AngioDynamics Reports Fiscal Year 2026 Second Quarter Financial Results; Continued Double Digit Med Tech Growth Drives Increased Profitability

•	Med Tech segment delivers fifth consecutive quarter of double-digit growth,
•	Strong adjusted EBITDA; and positive cash flow
•	Three regulatory milestones support Mechanical Thrombectomy portfolio: Modified AlphaVac 510(k) clearance, PAVE and APEX-Return IDE approvals
•	Raised full year FY 2026 guidance for net sales and Adjusted EBITDA
•	Jim Clemmer to retire during fiscal year 2027 as President and CEO upon appointment of successor; Board initiates comprehensive CEO search

LATHAM, N.Y.--(BUSINESS WIRE)— Jan. 6, 2026-- AngioDynamics, Inc. (NASDAQ: ANGO), a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options, and improving quality of life for patients, today announced financial results for the second quarter of fiscal year 2026, which ended November 30, 2025.

Fiscal Year 2026 Second Quarter Highlights

	Quarter Ended November 30, 2025	Pro Forma* YoY Growth
Net Sales	$79.4 million	8.8%
Med Tech Net Sales	$35.7 million	13.0%
Med Device Net Sales	$43.8 million	5.6%

•	GAAP gross margin of 56.4%
•	GAAP loss per share of $0.15
•	Adjusted loss per share of $0.00
•	Adjusted EBITDA of $5.9 million
•	Ended fiscal 2026 second quarter with $41.6 million in cash and cash equivalents, ahead of the Company’s expectations, continues to expect to be cash flow positive for the full year FY 2026
•	Received FDA IDE approval for APEX-Return study evaluating AlphaReturn Blood Management System when used with AlphaVac F18[85] System
•	Received FDA IDE approval for PAVE clinical study evaluating AngioVac System for treatment of right-sided infective endocarditis
•	Received FDA 510(k) clearance for modified AlphaVac F1885 System with expanded indication for use
•	Successful conclusion of final outstanding item of previously settled patent litigation with Bard

*Pro forma results exclude the Dialysis and BioSentry businesses divested in June 2023 and the PICC,  Midline and tip location product portfolios divested in February 2024, as well as the discontinued Radiofrequency and Syntrax support catheter products in February 2024.

"We delivered an excellent second quarter, with continued strong Med Tech growth driving our overall performance," commented Jim Clemmer, President and Chief Executive Officer of AngioDynamics, Inc. "Across our Med Tech portfolio, we're seeing the benefits of our strategic transformation as our innovative platform technologies, from Auryon to Mechanical Thrombectomy to NanoKnife, continue taking share in large, attractive markets. The momentum across our technology platforms demonstrates the strength of our diversified Med Tech portfolio. We will continue to invest in the long-term growth of our Med Tech portfolio. During the quarter, we advanced several important initiatives, including securing FDA approval on the IDE for right-sided endocarditis and the AlphaVac line extension. In addition, we received FDA IDE approval for our AlphaVac blood return study, an important milestone as we expand our portfolio of best-in-class solutions for physicians treating acute pulmonary embolism.”

Mr. Clemmer continued, “Importantly, our strong top-line growth, combined with disciplined execution of our operating initiatives, translated into another quarter of positive adjusted EBITDA and cash generation. With our differentiated technology portfolio, proven commercial execution, and strong balance sheet, we remain confident in delivering sustained, profitable growth throughout the year.”

Fiscal Year 2026 Second Quarter Financial Results

Unless otherwise noted, all financial comparisons below are presented on a pro forma basis excluding the Dialysis and BioSentry businesses divested in June 2023, the PICC, Midline, and tip location product portfolios divested in February 2024, and the RadioFrequency and Syntrax support catheter products discontinued in February 2024.

Net sales for the second quarter of fiscal year 2026 were $79.4 million, an increase of 8.8% compared to the prior-year quarter.

Med Tech net sales were $35.7 million, a 13.0% increase from $31.6 million in the prior-year period. Med Tech includes the Auryon peripheral atherectomy platform, the thrombus management platform and the NanoKnife irreversible electroporation platform.

Growth during the quarter was driven by solid performance across the Med Tech segment. Auryon sales were $16.3 million an increase of 18.6%, our Mechanical Thrombectomy business, which includes AngioVac and AlphaVac, delivered sales of $11.0 million, an increase of 3.9%, and NanoKnife sales were $7.3 million, an increase of 22.2%, including 14.4% growth in probes.

Med Device net sales were $43.8 million, a 5.6% increase compared to $41.5 million in the prior-year period.

Gross margin for the second quarter of fiscal 2026 was 56.4%, which was 170 basis points higher compared to the second quarter of fiscal 2025, and 110 basis points higher sequentially from 55.3% in the first quarter of fiscal 2026. The year-over-year improvement was driven by continued product mix shift toward Med Tech sales, accelerated benefits from the Company's manufacturing transfer initiatives, and our transition from a direct sales model to a distributor model in France that included the sale of existing Company owned capital units to a new distributor in the quarter.

The Company recorded a GAAP net loss of $6.4 million, or a loss per share of $0.15, in the second quarter of fiscal 2026. Excluding the items shown in the non-GAAP reconciliation table below, adjusted net loss for the second quarter of fiscal 2026 was $0.1 million, or a loss per share of $0.00. This compares to an adjusted net loss during the fiscal second quarter of 2025 of $1.7 million, or a loss per share of $0.04.

Adjusted EBITDA in the second quarter of fiscal 2026, excluding the items shown in the non-GAAP reconciliation table below, was $5.9 million, compared to $3.1 million in the second quarter of fiscal 2025.

In the second quarter of fiscal 2026, the Company generated $4.7 million of cash, ahead of the company’s expectations. The Company continues to expect to be cash flow positive for the full year fiscal 2026.

At November 30, 2025, the Company had $41.6 million in cash and cash equivalents compared to $38.8 million in cash and cash equivalents at August 31, 2025. The Company maintains a debt-free balance sheet.

FDA IDE Approval for APEX-Return Study

During the quarter, the Company announced that the FDA approved its IDE application for its APEX-Return study. The pivotal study will evaluate the safety and effectiveness of the AlphaReturn Blood Management System when used with the AlphaVac F1885 Multipurpose Mechanical Aspiration (MMA) System in the treatment of acute pulmonary embolism (PE). The APEX-Return study will enroll up to 40 patients across multiple sites and will assess key safety and effectiveness endpoints, including device-related adverse events and procedural outcomes. The AlphaReturn Blood Management System addresses market feedback by enabling the collection, filtration and reinfusion of aspirated blood during thrombectomy procedures, which may reduce the need for blood transfusions.

FDA IDE Approval for PAVE Clinical Study

During the quarter, the Company announced that the FDA approved its Investigational Device Exemption (IDE) application for the PAVE clinical study. The PAVE (Percutaneous AngioVac Vegetation Extraction) pilot trial will evaluate the Company's AngioVac System for the percutaneous removal of vegetation from the right heart in patients with right-sided infective endocarditis (RSIE). The study is intended to assess whether a minimally invasive approach using the AngioVac System may provide an alternative option for this underserved patient population who have limited treatment options, particularly when surgical risk is high.

The PAVE study is a prospective, single-arm, multicenter feasibility trial that will enroll up to 30 patients with RSIE at up to six U.S. centers. In August 2023, the AngioVac System received an FDA Breakthrough Device designation for the removal of right heart vegetation.

FDA 510(k) Clearance for Modified AlphaVac F1885 System

During the quarter, the Company received FDA 510(k) clearance for a modified AlphaVac F1885 System with expanded indications for use. The clearance expands the cannula indication to allow aspiration and injection of contrast media and other fluids. The indication includes the sheath which is inserted in the vasculature, providing a conduit for the insertion of the AlphaVac Cannula/Obturator and other endovascular devices while minimizing blood loss associated with such insertions. The modified system also features new packaging consisting of a die card enclosed within a Tyvek pouch, eliminating the use of plastic thermoformed trays.

Successful Conclusion of Previously Settled Patent Litigation With C.R. Bard

Following the quarter, AngioDynamics received notice that the U.S. Court of Appeals for the Federal Circuit affirmed the district court’s judgment invalidating Bard’s patents related to power injectable port products. This decision concludes Bard’s appeal and brings to a close litigation that AngioDynamics has successfully defended for more than a decade. The ruling confirms the district court’s findings of anticipation and eliminates any obligation for AngioDynamics to make the $3 million contingent payment under the settlement agreement.

Fiscal Year 2026 Financial Guidance

For fiscal year 2026 the company now expects:

Guidance Metric	Guidance Action	Current Guidance (as of January 6, 2026)	Previous Guidance (as of October 2, 2025)
Net Sales	Increased	$312 - $314 million	$308 - $313 million
Med Tech Net Sales Growth	Unchanged	14% - 16%	14% - 16%
Med Device Net Sales Growth	Increased	0% - 1%	Flat
Gross Margin	Unchanged	53.5% - 55.5%	53.5% - 55.5%
Adjusted EBITDA	Increased	$8.0 - $10.0 M	$6.0 - $10.0 million
Adjusted EPS	Unchanged	($0.33) – ($0.23)	($0.33) – ($0.23)
Free Cash Flow	Unchanged	Positive for full year FY 2026	Positive for full year FY 2026

Tariff Related Guidance Assumptions

For the full fiscal year 2026, the company continues to expect a $4.0 - $6.0 million impact from tariffs, which are included in the above provided guidance.

All assumptions made related to expected tariff impacts are based on the Company’s point of view on the current tariff situation, as of January 6, 2026. As the situation is fluid, these assumptions may change in the future.

Leadership Update; Jim Clemmer to Retire Upon Appointment of Successor

The Company also announced that Mr. Clemmer has informed the Board of Directors of his intention to retire from the Company upon the appointment of a successor, which is anticipated to occur during fiscal 2027. The Board has established a search committee to conduct a comprehensive search, which will be assisted by a leading executive search firm, to identify the Company’s next CEO. Until his successor is appointed, Mr. Clemmer will continue as President and CEO, leading and overseeing the Company’s strategic and financial initiatives with a focus on revenue growth and profitability.

“Jim has spearheaded our multi-year strategic transformation that reshaped our product portfolio, captured significant opportunities in the large, global MedTech market, and delivered a substantially enhanced top-line growth profile for shareholders,” said Howard Donnelly, AngioDynamics Chairman of the Board. “Jim’s dedication to mentoring our people and cultivating a standard of excellence ensures we have a strong foundation to pursue growth opportunities across the MedTech market through clinical development, and new products and indications that will enable us to help treat substantially more patients. We are grateful for Jim’s contributions and his commitment to a seamless transition and look forward to working together to identify our next leader who will drive continued success for our employees, customers, and shareholders.”

“After ten years at AngioDynamics, I feel ready to move on to the next chapter of my life,” said Mr. Clemmer. “Together, we have completed a meaningful strategic transformation and built a strong foundation, developed an industry-leading product portfolio, and expanded operating capabilities.  These strengths position the Company well to continue serving our customers while driving profitable growth and long-term value creation. It has been an incredible honor to work alongside our extraordinary people to make differences in the lives of the many patients who have been touched by our products.”

Conference Call

The Company’s management will host a conference call at 8:00 a.m. ET the same day to discuss the results. To participate in the conference call, dial 1-877-407-0784 (domestic) or +1-201-689-8560 (international). This conference call will also be webcast and can be accessed from the “Investors” section of the AngioDynamics website at www.angiodynamics.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available, until Tuesday, January 13, 2026 at 11:59 PM ET. To hear this recording, dial 1-844-512-2921 (domestic) or +1-412-317-6671 (international) and enter the passcode 13757614.

Use of Non-GAAP Measures

Management uses non-GAAP measures to establish operational goals and believes that non-GAAP measures may assist investors in analyzing the underlying trends in AngioDynamics' business over time. Investors should consider these non-GAAP measures in addition to, not as a substitute for or as superior to, financial reporting measures prepared in accordance with GAAP. In this news release, AngioDynamics has reported pro forma results, adjusted EBITDA, adjusted net income and adjusted earnings per share. Management uses these measures in its internal analysis and review of operational performance. Management believes that these measures provide investors with useful information in comparing AngioDynamics' performance over different periods. By using these non-GAAP measures, management believes that investors get a better picture of the performance of AngioDynamics' underlying business. Management encourages investors to review AngioDynamics' financial results prepared in accordance with GAAP to understand AngioDynamics' performance taking into account all relevant factors, including those that may only occur from time to time but have a material impact on AngioDynamics' financial results. Please see the tables that follow for a reconciliation of non-GAAP measures to measures prepared in accordance with GAAP.

About AngioDynamics, Inc.

AngioDynamics is a leading and transformative medical technology company focused on restoring healthy blood flow in the body’s vascular system, expanding cancer treatment options and improving quality of life for patients.

The Company’s innovative technologies and devices are chosen by talented physicians in fast-growing healthcare markets to treat unmet patient needs. For more information, visit www.angiodynamics.com.

Safe Harbor

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding AngioDynamics' expected future financial position, results of operations, cash flows, business strategy, budgets, projected costs, capital expenditures, products, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include the words such as "expects," "reaffirms," "intends," "anticipates," "plans," "believes," "seeks," "estimates," "projects," "optimistic," or variations of such words and similar expressions, are forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. Investors are cautioned that actual events or results may differ materially from AngioDynamics' expectations, expressed or implied. Factors that may affect the actual results achieved by AngioDynamics include, without limitation, the scale and scope of the COVID-19 global pandemic, the ability of AngioDynamics to develop its existing and new products, technological advances and patents attained by competitors, infringement of AngioDynamics' technology or assertions that AngioDynamics' technology infringes the technology of third parties, the ability of AngioDynamics to effectively compete against competitors that have substantially greater resources, future actions by the FDA or other regulatory agencies, domestic and foreign health care reforms and government regulations, results of pending or future clinical trials, overall economic conditions (including inflation, tariffs, labor shortages and supply chain challenges including the cost and availability of raw materials), the results of on-going litigation, challenges with respect to third-party distributors or joint venture partners or collaborators, the results of sales efforts, the effects of product recalls and product liability claims, changes in key personnel, the ability of AngioDynamics to execute on strategic initiatives, the effects of economic, credit and capital market conditions, general market conditions, market acceptance, foreign currency exchange rate fluctuations, the effects on pricing from group purchasing organizations and competition, the ability of AngioDynamics to obtain regulatory clearances or approval of its products, or to integrate acquired businesses, as well as the risk factors listed from time to time in AngioDynamics' SEC filings, including but not limited to its Annual Report on Form 10-K for the year ended May 31, 2025. AngioDynamics does not assume any obligation to publicly update or revise any forward-looking statements for any reason.

Investors:

Stephen Trowbridge

Executive Vice President & CFO

518-795-1408

strowbridge@angiodynamics.com

Media:

Saleem Cheeks

Vice President, Communications

518-795-1174

scheeks@angiodynamics.com

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
			(unaudited)
Net sales	$79,433	$72,845	170	$73,015
Cost of sales (exclusive of intangible amortization)	34,650	32,939	151	33,090
Gross margin	44,783	39,906	19	39,925
% of net sales	56.4%	54.8%		54.7%

Operating expenses
Research and development	7,768	6,434	—	6,434
Sales and marketing	26,711	25,589	—	25,589
General and administrative	10,151	10,391	—	10,391
Amortization of intangibles	2,643	2,562	—	2,562
Change in fair value of contingent consideration	—	156	—	156
Acquisition, restructuring and other items, net	3,635	5,868	9	5,877
Total operating expenses	50,908	51,000	9	51,009
Operating loss	(6,125)	(11,094)	10	(11,084)
Interest income (expense), net	(102)	234	—	234
Other income (expense), net	(128)	12	—	12
Total other income (expense), net	(230)	246	—	246
Loss before income tax benefit	(6,355)	(10,848)	10	(10,838)
Income tax benefit	(5)	(110)	—	(110)
Net loss	$(6,350)	$(10,738)	$10	$(10,728)

Loss per share
Basic	$(0.15)	$(0.26)		$(0.26)
Diluted	$(0.15)	$(0.26)		$(0.26)

Weighted average shares outstanding
Basic	41,542	40,922		40,922
Diluted	41,542	40,922		40,922

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED INCOME STATEMENTS
(in thousands, except per share data)

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
			(unaudited)
Net sales	$155,144	$140,336	179	$140,515
Cost of sales (exclusive of intangible amortization)	68,504	63,706	150	63,856
Gross margin	86,640	76,630	29	76,659
% of net sales	55.8%	54.6%		54.6%

Operating expenses
Research and development	14,185	12,719	—	12,719
Sales and marketing	54,841	51,194	—	51,194
General and administrative	22,706	21,366	—	21,366
Amortization of intangibles	5,296	5,132	—	5,132
Change in fair value of contingent consideration	—	232	—	232
Acquisition, restructuring and other items, net	6,393	10,179	164	10,343
Total operating expenses	103,421	100,822	164	100,986
Operating loss	(16,781)	(24,192)	(135)	(24,327)
Interest income (expense), net	(106)	840	—	840
Other expense, net	(306)	(161)	—	(161)
Total other income (expense), net	(412)	679	—	679
Loss before income tax expense	(17,193)	(23,513)	(135)	(23,648)
Income tax expense	60	23	—	23
Net loss	$(17,253)	$(23,536)	$(135)	$(23,671)

Loss per share
Basic	$(0.42)	$(0.58)		$(0.58)
Diluted	$(0.42)	$(0.58)		$(0.58)

Weighted average shares outstanding
Basic	41,404	40,787		40,787
Diluted	41,404	40,787		40,787

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss and Pro Forma Adjusted Net Loss:
	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
	(unaudited)
Net loss	$(6,350)	$(10,738)	$10	$(10,728)
Amortization of intangibles	2,643	2,562	—	$2,562
Change in fair value of contingent consideration	—	156	—	$156
Acquisition, restructuring and other items, net (3)	3,635	5,868	9	$5,877
Tax effect of non-GAAP items (4)	13	410	(3)	407
Adjusted net loss	$(59)	$(1,742)	$16	$(1,726)

Reconciliation of Diluted Loss and Pro Forma Diluted Loss Per Share to non-GAAP Adjusted and Pro Forma Adjusted Diluted Loss Per Share:

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
	(unaudited)
Diluted loss per share	$(0.15)	$(0.26)	$—	$(0.26)
Amortization of intangibles	0.06	0.06	—	$0.06
Change in fair value of contingent consideration	—	0.01	—	$0.01
Acquisition, restructuring and other items, net (3)	0.09	0.14	—	$0.14
Tax effect of non-GAAP items (4)	—	0.01	—	$0.01
Adjusted diluted loss per share	$—	$(0.04)	$—	$(0.04)

Adjusted diluted sharecount (5)	41,542	40,922	40,922	40,922

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2025 and 2024.
(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss and Pro Forma Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
	(unaudited)
Net loss	$(6,350)	$(10,738)	$10	$(10,728)
Income tax expense	(5)	(110)	—	$(110)
Interest expense (income), net	102	(234)	—	$(234)
Depreciation and amortization	5,817	6,863	—	$6,863
Change in fair value of contingent consideration	—	156	—	$156
Stock based compensation	2,891	2,528	—	$2,528
Acquisition, restructuring and other items, net (3)	3,482	4,575	9	$4,584
Adjusted EBITDA	$5,937	$3,040	$19	$3,059

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

Reconciliation of Net Loss to non-GAAP Adjusted Net Loss and Pro Forma Adjusted Net Loss:

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
	(unaudited)
Net loss	$(17,253)	$(23,536)	$(135)	$(23,671)
Amortization of intangibles	5,296	5,132	—	5,132
Change in fair value of contingent consideration	—	232	—	232
Acquisition, restructuring and other items, net (3)	6,393	10,179	164	10,343
Tax effect of non-GAAP items (4)	1,326	1,856	(7)	1,849
Adjusted net loss	$(4,238)	$(6,137)	$22	$(6,115)

Reconciliation of Diluted Loss and Pro Forma Diluted Loss Per Share to non-GAAP Adjusted and Pro Forma Adjusted Diluted Loss Per Share:

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2025	Nov 30, 2024
	(unaudited)
Diluted loss per share	$(0.42)	$(0.58)	—	(0.58)
Amortization of intangibles	0.13	0.13	—	0.13
Change in fair value of contingent consideration	—	0.01	—	0.01
Acquisition, restructuring and other items, net (3)	0.16	0.24	0.01	0.25
Tax effect of non-GAAP items (4)	0.03	0.05	(0.01)	0.04
Adjusted diluted loss per share	$(0.10)	$(0.15)	$—	$(0.15)

Adjusted diluted sharecount (5)	41,404	40,787	40,787	40,787

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.
(4) Adjustment to reflect the income tax provision on a non-GAAP basis has been calculated assuming no valuation allowance on the Company's U.S. deferred tax assets and an effective tax rate of 23% for the periods ended November 30, 2025 and 2024.
(5) Diluted shares may differ for non-GAAP measures as compared to GAAP due to a GAAP loss.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
GAAP TO NON-GAAP RECONCILIATION (Continued)
(in thousands, except per share data)

Reconciliation of Net Loss and Pro Forma Net Loss to Adjusted EBITDA and Pro Forma Adjusted EBITDA:

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024
	(unaudited)
Net loss	$(17,253)	$(23,536)	$(135)	$(23,671)
Income tax expense	60	23	—	23
Interest expense (income), net	106	(840)	—	(840)
Depreciation and amortization	11,767	13,648	—	13,648
Change in fair value of contingent consideration	—	232	—	232
Stock based compensation	7,361	5,733	—	5,733
Acquisition, restructuring and other items, net (3)	6,056	7,616	164	7,780
Adjusted EBITDA	$8,097	$2,876	$29	$2,905

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.
(3) Includes costs related to merger and acquisition activities, restructuring, and unusual items, including asset impairments and write-offs, certain litigation, and other items.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
ACQUISITION, RESTRUCTURING, AND OTHER ITEMS, NET DETAIL
(in thousands)

	Three Months Ended		Six Months Ended
(in thousands)	Nov 30, 2025	Nov 30, 2024	Nov 30, 2025	Nov 30, 2024
Legal (1)	$1,472	$56	$1,685	$410
Mergers and acquisitions	—	737	—	737
Plant closure (2)	2,371	5,102	4,716	8,691
Transition service agreement (3)	(666)	(454)	(968)	(960)
Other	458	427	960	1,301
Total	$3,635	$5,868	$6,393	$10,179

(1) Legal expenses related to litigation that is outside the normal course of business.

(2) Plant closure expense, related to the restructuring of our manufacturing footprint which was announced on January 5, 2024.

(3) Transition services agreements that were entered into with Merit and Spectrum.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	% Growth	% Growth
			(unaudited)
Net Sales
Med Tech	$35,653	$31,554	$—	$31,554	13.0%	13.0%
Med Device	43,780	41,291	170	41,461	6.0%	5.6%
	$79,433	$72,845	$170	$73,015	9.0%	8.8%

Net Sales
United States	$67,594	$62,678	$—	$62,678	7.8%	7.8%
International	11,839	10,167	170	10,337	16.4%	14.5%
	$79,433	$72,845	$170	$73,015	9.0%	8.8%

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024.

(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Three Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	% Change	% Change
		(unaudited)
Med Tech	$23,286	$20,113	$—	$20,113	15.8%	15.8%
Gross margin % of sales	65.3%	63.7%		63.7%

Med Device	$21,497	$19,793	$19	$19,812	8.6%	8.5%
Gross margin % of sales	49.1%	47.9%		47.8%

Total	$44,783	$39,906	$19	$39,925	12.2%	12.2%
Gross margin % of sales	56.4%	54.8%		54.7%

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the three months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
NET SALES BY PRODUCT CATEGORY AND BY GEOGRAPHY
(in thousands)

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	% Growth	% Growth
			(unaudited)
Net Sales
Med Tech	$70,914	$59,523	$—	$59,523	19.1%	19.1%
Med Device	84,230	80,813	179	80,992	4.2%	4.0%
	$155,144	$140,336	$179	$140,515	10.6%	10.4%

Net Sales
United States	$134,050	$122,159	$10	$122,169	9.7%	9.7%
International	21,094	18,177	169	18,346	16.0%	15.0%
	$155,144	$140,336	$179	$140,515	10.6%	10.4%

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

GROSS MARGIN BY PRODUCT CATEGORY

(in thousands)

	Six Months Ended
		As Reported (1)	Pro Forma Adjustments (2)	Pro Forma	Actual	Pro Forma
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2024	Nov 30, 2024	% Change	% Change
		(unaudited)
Med Tech	$45,207	$37,810	$—	$37,810	19.6%	19.6%
Gross margin % of sales	63.7%	63.5%		63.5%

Med Device	$41,433	$38,820	$29	$38,849	6.7%	6.7%
Gross margin % of sales	49.2%	48.0%		48.0%

Total	$86,640	$76,630	$29	$76,659	13.1%	13.0%
Gross margin % of sales	55.8%	54.6%		54.6%

(1) Reflects the Company's US GAAP consolidated financial statements before pro forma adjustments related to the sale of the Dialysis and BioSentry Businesses on June 8, 2023, the sale of the PICCs and Midlines Businesses on February 15, 2024 and the discontinuation of the RadioFrequency Ablation and Syntrax products ("the Businesses") as of February 29, 2024, for the six months ended November 30, 2024.
(2) Reflects the elimination of revenues and expenses representing the operating results from the sales and discontinuation of the Businesses.

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands)
	Nov 30, 2025	May 31, 2025
	(unaudited)	(audited)
Assets
Current assets:
Cash and cash equivalents	$41,638	$55,893
Accounts receivable, net	44,434	42,890
Inventories	65,569	62,006
Prepaid expenses and other	9,708	7,535
Total current assets	161,349	168,324
Property, plant and equipment, net	30,527	32,300
Other assets	11,073	10,404
Intangible assets, net	66,732	69,116
Total assets	$269,681	$280,144
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$35,390	$33,291
Accrued liabilities	29,853	35,518
Other current liabilities	6,720	7,388
Total current liabilities	71,963	76,197
Deferred income taxes	4,331	4,073
Other long-term liabilities	17,054	16,904
Total liabilities	93,348	97,174
Stockholders' equity	176,333	182,970
Total Liabilities and Stockholders' Equity	$269,681	$280,144

ANGIODYNAMICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Six Months Ended
	Nov 30, 2025	Nov 30, 2024	Nov 30, 2025	Nov 30, 2024
	(unaudited)		(unaudited)
Cash flows from operating activities:
Net loss	$(6,350)	$(10,738)	$(17,253)	$(23,536)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	5,817	6,863	11,767	13,648
Non-cash lease expense	405	499	850	993
Non-cash interest expense	75	—	145	—
Stock based compensation	2,891	2,528	7,361	5,733
Change in fair value of contingent consideration	—	156	—	232
Deferred income taxes	(48)	(249)	(64)	(588)
Change in accounts receivable allowances	(235)	118	(127)	388
Fixed and intangible asset disposals	307	39	280	59
Other	238	(2)	502	119
Changes in operating assets and liabilities:
Accounts receivable	(1,568)	(3,734)	(1,429)	50
Inventories	(3,281)	(1,250)	(3,473)	(5,303)
Prepaid expenses and other	3,230	764	(2,295)	(72)
Accounts payable, accrued and other liabilities	3,180	7,479	(7,517)	(7,503)
Net cash provided by (used in) operating activities	4,661	2,473	(11,253)	(15,780)
Cash flows from investing activities:
Additions to property, plant and equipment	(422)	(797)	(1,153)	(1,889)
Additions to placement and evaluation units	(1,199)	(1,164)	(2,019)	(2,477)
Net cash used in investing activities	(1,621)	(1,961)	(3,172)	(4,366)
Cash flows from financing activities:
Principal payments on finance arrangements	(92)	—	(183)	—
Repurchase of common stock	—	(1,118)	—	(1,670)
Proceeds from exercise of stock options and employee stock purchase plan	—	(5)	234	38
Net cash provided by (used in) financing activities	(92)	(1,123)	51	(1,632)
Effect of exchange rate changes on cash and cash equivalents	(72)	(305)	119	(189)
Increase (decrease) in cash and cash equivalents	2,876	(916)	(14,255)	(21,967)
Cash and cash equivalents at beginning of period	38,762	55,005	55,893	76,056
Cash and cash equivalents at end of period	$41,638	$54,089	$41,638	$54,089